CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment 28 to the Registration Statement on Form N-4, 33-47302 of RiverSource® Group Variable Annuity Contract of our report dated February 25, 2016 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 20, 2016 with respect to the financial statements of RiverSource Account F, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 2, 2016